[McGladrey LLP logo]

July 11, 2014

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read First Community Financial Partners, Inc.'s statements included under item 4.01 of its Form 8-K filed on July 11, 2014 and we agree with such statements concerning our firm.

/s/ McGladrey LLP

McGladrey LLP